UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 30, 2003

CommunityCorp

(Exact name of registrant as specified in its charter)

South Carolina	0-27386	57-1019001

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

1100 North Jefferies Boulevard, Walterboro, South Carolina	29488

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (843) 549-2265

Item 5 Other Events:

On June 30, 2003, CommunityCorp purchased and redeemed 27,454 shares of its common stock, $5.00 par value, from Mr. Robert Redfearn, a corporation controlled by Mr. Redfearn and members of Mr. Redfearn’s family, for $80.00 per share or $2,196,320 in the aggregate. The 27,454 shares repurchased by CommunityCorp represented 9.92% of the 276,734 shares of common stock outstanding immediately prior to the purchase. An outside consultant reported to the Board that the repurchase of Mr. Redfearn’s shares would be accretive as to all other CommunityCorp shareholders in terms of earnings per share.

On June 19, 2003, Mr. Robert Redfearn resigned from the Board of Directors of CommunityCorp. He had served on the Board since 1988.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMMUNITYCORP

Date: August 4, 2003	By:	/s/ W. Roger Crook

W. Roger Crook, President and Chief Executive Officer